Exhibit 99.1
STONE 05-25-2016

Restructuring Proposal - Summary of Key Terms

IMPLEMENTATION	■ Transaction to be implemented in-court through a pre-arranged bankruptcy filing
■ All court filings and definitive documentation concerning the restructuring shall be in form and substance acceptable to the ad hoc group of holders (the “Ad Hoc Group”) of the $300 million 1.75% Senior Convertibles Notes due March 2017 (the “Converts”) and 7.50% Senior Notes due 2022 (the “2022 Notes”)

TREATMENT OF REVOLVING LENDERS	■ No borrowing base deficiency payments are made post May 2016
■ At closing / emergence, revolving lenders to receive (i) cash paydown to conform to a $425 million borrowing base; and (ii) take-back debt at the following terms:
• Five-year revolving credit facility with total commitments of $500 million
• Borrowing base subject to semi-annual redetermination based on NYMEX strip pricing beginning on June 30, 2018 with a minimum $425 million borrowing base through 2Q’18
• L + 250 - 350bps (based on availability grid - implies 100bps increase to existing facility)
• Financial covenants through the end of the maturity with adequate cushions to business plan; provided that the business plan shall be acceptable in form and substance to the Ad Hoc Group
TREATMENT OF UNSECURED CREDITORS
■ Conversion of both Converts and 2022 Notes claims ($1,075 million), on a pro rata basis, into common equity, subject to discussion and the Ad Hoc Group’s approval of the business plan, budget and pro forma capital structure, including amount and terms of take-back debt, if applicable.

■ Certain other unsecured creditors may also share in pro rata allocation of common equity¹
■ Critical vendor program, convenience class, and treatment of other unsecured creditors TBD
TREATMENT OF EXISTING SHAREHOLDERS
■ Stockholders to receive reorganized equity in the form of 8% common equity and warrants for 32.5% of the common equity with a duration of 6 years and a strike price equal to a total equity value of the reorganized company that results in full payment of par value of the Converts and the 2022 Notes; provided that such equity shall be subject to dilution with any management equity incentive plan

■ The form of the warrants and any limitations thereon to be approved by the Ad Hoc Group.
CAPITAL RAISE PROCESS	■ Company shall pursue a process for a new junior capital investment or an M&A partner
• Process shall be acceptable to the Ad Hoc Group and shall include provisions to provide direct access between the Ad Hoc Group and interested parties post execution of the RSA (defined below)
■ Company shall explore a rights offering with noteholder / stockholder participation on terms acceptable to the Ad Hoc Group [Discuss]

OTHER	■ [Company shall reject certain unfavorable contracts on terms acceptable to the Ad Hoc Group-Discuss]
■ Company shall resolve issues related to the provisions of additional collateral to BOEM on terms acceptable to the Ad Hoc Group
■ Restructuring support agreement (“RSA”) to be executed by [May [__], 2016]; timeline for in-court filing TBD
• RSA to provide for payment of fees and expenses of legal and financial advisors to the Ad Hoc Group
■ RSA shall provide for the corporate governance of the reorganized company, including, but not limited to, the size and structure of a reconstituted board of directors and other standard provisions acceptable to the Ad Hoc Group; provided that, the Ad Hoc Group shall select the majority of the initial board of directors and require definitive documents providing for corporate governance in form and substance acceptable to the Ad Hoc Group

■ RSA shall provide for implementation of management equity incentive plan, with the amount, form, allocation, and any limitations thereon to be acceptable to the Ad Hoc Group
■ Customary full releases and exculpation, including for RSA signatories and their professionals

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¹ Discuss election for certain other non-critical unsecured claims to receive either (i) cash payout at discount or (ii) equity.

PRELIMINARY DRAFT SUBJECT TO REVISION / SUBJECT TO FRE408 AND CONFIDENTIALITY AGREEMENT